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                                                                    EXHIBIT 10.5


                                                June 4, 1998



Edward T. Sheehan
Chairman and Chief Executive Officer
United Road Services, Inc.
8 Automation Lane
Albany, New York 12205

        Re:   Resignation

Dear Ed:

        I hereby resign as a Director, officer and employee of United Road Services, Inc. (the "Company"), effective June 3, 1998. The decision to resign is not related in any way to any disagreement with the Company on any matters relating to the Company's operations, policies or practices. I agree that the Executive Employment Agreement between the Company and me dated February 4, 1998 is hereby terminated, except for the provisions of Sections 7.1, 7.2, 7.4 and 8 thereof, which shall remain in full force and effect, and I hereby release and waive any and all rights I have under that agreement. The Company and I agree that the Indemnification Agreement between the Company and me dated April 1998 (the "Indemnification Agreement") shall remain in full force and effect in accordance with its terms.

        Other than as set forth in the Indemnification Agreement, I hereby irrevocably and unconditionally, waive any and all rights, entitlements and privileges associated with my role as an officer, director and employee of the Company. Further, I hereby agree that after the effective date of my resignation, I will not make any representations that I am a director, officer or employee of the Company. Other than as specifically set forth above, the Company agrees that it hereby irrevocably and unconditionally releases, acquits and discharges me from any charges, complaints, claims, liabilities, obligations, damages, causes of action, rights, debts and expenses of any nature whatsoever, absolute or contingent, known or unknown. Other than as specifically set forth above, I agree and hereby irrevocably and unconditionally release, acquit and discharge the Company and its officers, directors, employees, agents, and affiliates from any charges, complaints, claims, liabilities, obligations, damages, causes of action, rights, debts and expenses of any nature whatsoever, absolute or contingent, known or unknown.
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Edward T. Sheehan
June __, 1998
Page 2


I look forward to assisting you in a smooth transition of my role in the Company. Please sign below where indicated to acknowledge receipt and acceptance of my resignation and the Company's agreement with the terms hereof. Thank you.


/s/ Ross Berner
-----------------------
Ross Berner


The Company hereby acknowledges receipt and acceptance of the resignation of Ross Berner in his capacity as an officer, director and employee of the Company, to be effective June 1, 1998 and hereby accepts and agrees to the provisions set forth above.

Dated: June 4, 1998


United Road Services, Inc.



/s/ Edward T. Sheehan
------------------------
Edward T. Sheehan
Chairman and Chief